Exhibit 5.1

April 6, 2004

Cellegy Pharmaceuticals, Inc.

349 Oyster Point Boulevard, Suite 200

South San Francisco, CA 94080

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-2 (the “Registration Statement”) filed by Cellegy Pharmaceuticals, Inc., a California corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about April 6, 2004, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the possible resale by the selling shareholder(s) named in the Registration Statement and related prospectus (the “Selling Shareholder”), on a delayed or continuous basis as set forth in the Registration Statement and associated prospectus, of up to an aggregate of 3,740,000 shares (the “Shares”) of the Company’s Common Stock that the Company may issue from time to time to Kingsbridge Capital Limited (the “Investor”) pursuant to the Common Stock Purchase Agreement dated as of January 16, 2004 (the “Purchase Agreement”) entered into by and between the Investor and the Company, and up to 260,000 shares of Common Stock (the “Warrant Shares”) that the Company may issue from time to time upon the exercise of a Warrant (the “Warrant”) dated January 16, 2004, issued by the Company to the Investor.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents:

(1)	The Purchase Agreement, the Warrant and the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of January 16, 2004, by and between the Company and the Investor (collectively referred to as the “Transaction Agreements”).

(2)

A copy of the Company’s Amended and Restated Articles of Incorporation filed with the California Secretary of State on August 16, 1995, the Certificate of Determination of Series A Preferred Stock filed with the California Secretary of State on April 15, 1996, the Certificate of Amendment to Certificate of Determination of Series A Preferred Stock filed with the California Secretary of State on April 17, 1996, the Certificate of Amendment to Amended and Restated Articles of Incorporation filed with the California Secretary of State on June 1, 2001, and the Certificate of Amendment of Amended and Restated Articles of

Cellegy Pharmaceuticals, Inc.

April 6, 2004

Incorporation filed with the California Secretary of State on August 6, 2002, all of which have been certified by the Company’s Secretary (together, the “Restated Articles”).

(3)	A copy of the Company’s Bylaws, certified by the Company’s Secretary (the “Bylaws”).

(4)	The minutes of meetings and actions by written consent of the Company’s shareholders and Board of Directors (and committees thereof) that are contained in the Company’s minute books that have previously been furnished to us by the Company (the “Minute Book Contents”), and information from the Company setting forth (i) the number of outstanding shares, (ii) the number of granted, exercised and cancelled stock options, warrants, commitments and other rights to acquire equity securities of the Company, and (iii) the number of shares reserved for future issuance under outstanding options, warrants, plans, agreements, or rights to acquire, or commitments to issue, equity securities of the Company, certified to us by the Company in the Management Certificate as being complete and correct (collectively, the “Securityholder Information”).

(5)	The Registration Statement (including the prospectus included therein), together with the Exhibits filed as a part thereof or incorporated therein by reference.

(6)	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

As to questions of fact, we have relied solely upon our examination of the documents referred to above. We have not examined any document other than those described above or made any independent factual investigation. In our examination of documents, we have assumed, as to factual matters, the current accuracy and completeness of the representations and warranties made by representatives of the Company to us, including without limitation, those set forth in the Management Certificate. We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any factual matters other than those described above; however, we are not aware of any facts that would cause us to believe that any of the opinions expressed herein are not accurate.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, (a) the genuineness of all signatures on original documents, (b) the authenticity and completeness of all documents submitted to us as originals, (c) the conformity to originals and completeness of all documents submitted to us as copies, (d) the lack of any termination, modification, waiver or amendment to any document reviewed by us, and (e) the legal competence or capacity of all persons or entities (other than the Company) executing the Transaction Agreements and the due authorization, execution and delivery by the Investor of the

Cellegy Pharmaceuticals, Inc.

April 6, 2004

Transaction Agreements. We have also assumed that the certificates representing Shares or Warrant Shares will be when issued, properly signed by authorized officers of the Company or their agents.

For the purposes of this opinion, we have also assumed that: (a) in connection with any issuance of Shares to the Investor pursuant to the Purchase Agreement or of Warrant Shares to the Investor pursuant to the Warrant, the Investor will have fully paid to the Company all required consideration for the Shares as provided in the Purchase Agreement or Warrant Shares as provided in the Warrant, as the case may be, and will have fully performed all the other obligations which it is to perform under the Transaction Agreements, and that the Shares or Warrant Shares will be issued in accordance with the terms of the Purchase Agreement and Warrant (as the case may be); and (b) the number of Blackout Shares (as that term is defined in the Registration Rights Agreement) that may be issued pursuant to the provisions of the Registration Rights Agreement, together with the number of Shares and Warrant Shares issued or issuable pursuant to the Transaction Agreements, will not, when taken together with all outstanding shares of Common Stock and all shares of Common Stock that may become issuable pursuant to any options, warrants, rights, plans, commitments or agreements to which the Company is a party or by which the Company is bound, exceed the number of authorized shares of Common Stock under the Restated Articles.

In connection with our opinion expressed below, we have assumed that, at or before the time of any resale of Shares or Warrant Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act and the effectiveness thereof will not have been suspended, and that there will not have occurred any change in law affecting the validity of the issuance of such Shares or Warrant Shares or their status as fully paid and nonassessable.

The Company has informed us that the Selling Shareholder may resell Shares or Warrant Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We undertake no responsibility to monitor the Company’s or Selling Shareholder’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and prospectus as are necessary to comply with applicable laws in effect from time to time.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Shares or Warrant Shares.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing federal laws of the United States of America and the existing laws of the State of California.

Cellegy Pharmaceuticals, Inc.

April 6, 2004

Based upon the foregoing, it is our opinion that when, as and if (i) the full consideration stated in the Purchase Agreement is paid for each Share and, in the case of Warrant Shares, upon exercise of the Warrant the applicable exercise price stated in the Warrant is paid for each Warrant Share, (ii) appropriate certificates representing the Shares and Warrant Shares are duly executed by the Company and countersigned by the transfer agent and delivered to the Investor against payment of the agreed consideration, and (iii) the Shares or Warrant Shares are offered and sold in accordance with the Registration Statement and accompanying prospectus, the Shares and Warrant Shares will, when issued, be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the fact that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission’s rules and regulations thereunder.

Very truly yours,

WEINTRAUB GENSHLEA CHEDIAK SPROUL a law corporation

By:	/s/ C. KEVIN KELSO

C. Kevin Kelso, a Shareholder